Exhibit 99.1

NEWS

FOR IMMEDIATE RELEASE

KEYCORP REPORTS THIRD QUARTER NET INCOME OF $214 MILLION

Net interest income increases 6% from prior quarter

Continued loan growth driven by commercial and small businesses

Improved mix of earning assets and funding

Net interest margin expands 17 basis points from second quarter 2012

CLEVELAND, October 18, 2012 – KeyCorp (NYSE: KEY) today announced third quarter net income from continuing operations attributable to Key common shareholders of $214 million, or $.23 per common share, compared to $221 million, or $.23 per common share for the second quarter of 2012, and $229 million, or $.24 per common share for the third quarter of 2011. For the nine months ended September 30, 2012, net income from continuing operations attributable to Key common shareholders was $634 million, or $.67 per common share, compared to $656 million, or $.71 per common share for the same period one year ago.

SIGNIFICANT EVENTS

Strategic acquisitions enhance revenue and contribute to higher noninterest expense, provision

•	Completed branch and credit card acquisitions, improving asset and funding mix

•	Acquisition of branches and credit card portfolio included one-time costs of $8 million and amortization expense of $8 million

Early termination of leveraged lease transactions

•	Continued opportunity to realize economic benefit in low interest rate environment

•	Realized nontaxable net gain of $26 million

•	Net interest margin negatively impacted by seven (7) basis points due to the write-off of capitalized loan origination costs

Provision for loan losses impacted by acquisitions and updated guidance

•	Acquired credit card portfolios and branch loans increased provision by $32 million

•	Updated regulatory guidance increased net loan charge-offs and provision by $45 million

Executing on capital management priorities

•	Repurchased 9.6 million Common Shares

•	Redeemed $707 million of trust preferred securities realizing a $54 million gain

“During the third quarter, Key announced a number of actions aimed at enhancing the company’s franchise, product offerings and profitability. We re-entered the credit card business, repositioned our merchant services and debit card processing, and improved market share with a 37-branch acquisition in Western New York,” said Chairman and Chief Executive Officer Beth E. Mooney.

“Our third quarter results reflect the impact of these actions and underscore the company’s sustained drive to increase revenue and reduce costs,” Mooney continued. “Revenue trends benefited from the acquisitions, higher net interest margin due to lower funding costs, and the fourth consecutive quarter of average loan growth, primarily in our commercial, financial and agricultural portfolio. On the cost side, we made

KeyCorp Reports Third Quarter 2012 Profit

October 18, 2012

progress on our efficiency initiative goal and remain on track to capture $150 million to $200 million annual expense reductions by December 2013.”

THIRD QUARTER 2012 FINANCIAL RESULTS

•	Net interest income of $578 million, up $34 million from prior quarter

•	Continued loan growth driven by 5.1% quarterly increase in commercial, financial and agricultural loans

•	Net interest margin of 3.23%, up 17 basis points from prior quarter due to improved mix of earning assets and lower funding cost

•	Provision for loan and lease losses increased $88 million, primarily due to acquisitions and the application of the recently updated regulatory guidance

•	Asset quality trends impacted by updated regulatory guidance; net charge-offs increased $32 million, nonperforming assets down

•	Maintained solid balance sheet with Tier 1 common equity of 11.4%

Selected Financial Highlights

dollars in millions, except per share data				Change 3Q12 vs.
	3Q12	2Q12	3Q11	2Q12	3Q11
Income (loss) from continuing operations attributable to Key common shareholders	$214	$221	$229	(3.2)%	(6.6)%
Income (loss) from continuing operations attributable to Key common shareholders per common share	.23	.23	.24	—	(4.2)
Return on average total assets from continuing operations	1.08%	1.12%	1.14%	N/A	N/A
Tier 1 common equity	11.43	11.63	11.28	N/A	N/A
Book value at period end	$10.64	$10.43	$10.09	2.0%	5.5%
Net interest margin (TE) from continuing operations	3.23%	3.06%	3.09%	N/A	N/A

N/A = Not Applicable

INCOME STATEMENT HIGHLIGHTS

Revenue

dollars in millions				Change 3Q12 vs.
	3Q12	2Q12	3Q11	2Q12	3Q11
Net interest income (TE)	$578	$544	$555	6.3%	4.1%
Noninterest income	544	485	483	12.2	12.6

Total revenue	$1,122	$1,029	$1,038	9.0%	8.1%

Taxable-equivalent net interest income was $578 million for the third quarter of 2012, and the net interest margin was 3.23%. These results compare to taxable-equivalent net interest income of $555 million and a net interest margin of 3.09% for the third quarter of 2011. The increase in net interest income and the net interest margin was primarily a result of a change in funding mix from the redemption of certain trust preferred securities and the continued maturity of higher-costing certificates of deposit and long-term debt during the third quarter of 2012. This funding was replaced with lower-cost deposits obtained through Key’s branch acquisition, and an overall increase in demand deposits. The improvement in net interest income and the net interest margin was partially offset by a $13 million reduction to net interest income from the write-off of capitalized loan origination costs due to the early termination of leveraged leases, resulting in a seven (7) basis point decline in the net interest margin for the third quarter of 2012.

Compared to the second quarter of 2012, taxable-equivalent net interest income increased by $34 million, and the net interest margin improved by 17 basis points. The improvement was driven largely by lower funding costs, the redemption of trust preferred securities, the maturity of long-term debt in both the second and third quarters of 2012, and the maturity of higher rate certificates of deposit. The favorable impact of Key’s credit card portfolio acquisition in the third quarter was largely offset by lower reinvestment

KeyCorp Reports Third Quarter 2012 Profit

October 18, 2012

yields on investment securities and other loans. The write-off of fees and capitalized loan origination costs from the early termination of leveraged leases was $13 million in both the second and third quarters of 2012.

Noninterest Income

dollars in millions				Change 3Q12 vs.
	3Q12	2Q12	3Q11	2Q12	3Q11
Trust and investment services income	$106	$102	$107	3.9%	(.9)%
Service charges on deposit accounts	74	70	74	5.7	—
Operating lease income	17	20	30	(15.0)	(43.3)
Letter of credit and loan fees	52	56	55	(7.1)	(5.5)
Corporate-owned life insurance income	26	30	31	(13.3)	(16.1)
Electronic banking fees	18	19	33	(5.3)	(45.5)
Gains on leased equipment	46	36	7	27.8	557.1
Insurance income	13	11	13	18.2	—
Net gains (losses) from loan sales	39	32	18	21.9	116.7
Net gains (losses) from principal investing	11	24	34	(54.2)	(67.6)
Investment banking and capital markets income (loss)	38	37	25	2.7	52.0
Other income	104	48	56	116.7	85.7

Total noninterest income	$544	$485	$483	12.2%	12.6%

N/M = Not Meaningful

Key’s noninterest income was $544 million for the third quarter of 2012, compared to $483 million for the year-ago quarter. Gains on leased equipment increased $39 million compared to the same period one year ago, primarily related to the early terminations of leveraged leases. Net gains (losses) from loan sales also increased $21 million from the year-ago quarter. Other income was $48 million higher due to a $54 million gain associated with the redemption of certain trust preferred securities in the third quarter of 2012. Investment banking and capital markets income (loss) also increased $13 million from one year ago. These increases in noninterest income were partially offset by a $23 million decrease in net gains (losses) from principal investing (including results attributable to noncontrolling interests), a $15 million decrease in electronic banking fees as a result of government pricing controls on debit transactions that went into effect October 1, 2011, and a $13 million decline in operating lease income.

Compared to the second quarter of 2012, noninterest income increased by $59 million. Other income increased $56 million resulting from a $54 million gain associated with the redemption of certain trust preferred securities in the third quarter of 2012 and an increase in credit card fees of $7 million primarily due to the credit card portfolio acquisition. Gains on leased equipment also increased $10 million, primarily related to the early terminations of leveraged leases in the third quarter of 2012. These increases in noninterest income were partially offset by a decline in net gains (losses) from principal investing (including results attributable to noncontrolling interests) of $13 million.

Noninterest Expense

dollars in millions				Change 3Q12 vs.
	3Q12	2Q12	3Q11	2Q12	3Q11
Personnel expense	$411	$389	$382	5.7%	7.6%
Nonpersonnel expense	323	325	310	(.6)	4.2

Total noninterest expense	$734	$714	$692	2.8%	6.1%

Key’s noninterest expense was $734 million for the third quarter of 2012, compared to $692 million for the same period last year. Personnel expense increased $29 million due to increased salaries and incentive compensation expense resulting from the hiring of client-facing personnel and Key’s acquisition of 37 branches in Western New York, which closed on July 13. Nonpersonnel expense increased $13 million from one year ago and included an increase of $8 million related to the amortization of the intangible assets associated with the third quarter 2012 acquisitions of the previously discussed credit card portfolio as well as

KeyCorp Reports Third Quarter 2012 Profit

October 18, 2012

the branches. Various other expenses also increased $14 million. These increases in noninterest expense were partially offset by a $10 million decrease in operating lease expense compared to the same period one year ago. The provision (credit) for losses on lending-related commitments was a credit of $8 million compared to a credit of $1 million for the year-ago quarter.

Compared to the second quarter of 2012, noninterest expense increased by $20 million. Personnel expense increased $22 million, primarily attributable to an increase in incentive compensation, and nonpersonnel expense decreased by $2 million. Included in nonpersonnel expense was an increase of $8 million related to the amortization of the intangible assets associated with the third quarter 2012 acquisitions of the previously discussed credit card portfolio and branches. The increase in amortization expense was offset by a decline in the provision (credit) for losses on lending-related commitments, which was a credit of $8 million in the current quarter compared to a charge of $6 million in the prior quarter, and a decrease in other real estate owned (“OREO”) expense of $6 million compared to the prior quarter.

BALANCE SHEET HIGHLIGHTS

As of September 30, 2012, Key had total assets of $87.0 billion compared to $86.5 billion at June 30, 2012, and $89.3 billion at September 30, 2011.

Average Loans

dollars in millions				Change 9-30-12 vs.
	9-30-12	6-30-12	9-30-11	6-30-12	9-30-11
Commercial, financial and agricultural (a)	$21,473	$20,606	$17,381	4.2%	23.5%
Other commercial loans	13,605	14,055	15,568	(3.2)	(12.6)
Total home equity loans	10,202	9,852	9,970	3.6	2.3
Other consumer loans	5,415	4,933	5,089	9.8	6.4

Total loans	$50,695	$49,446	$48,008	2.5%	5.6%

(a)	Commercial, financial and agricultural average balance includes $54 million of assets from commercial credit cards.

Average loans were $50.7 billion for the third quarter of 2012, an increase of $2.7 billion compared to the third quarter of 2011. Commercial, financial and agricultural loans grew by $4.1 billion over the year-ago quarter, with strong growth across Key’s commercial and middle market segments. This growth was partially offset by declines in the commercial real estate portfolio, the equipment lease portfolios resulting from the early termination of certain leveraged leases in the exit portfolio, and run-off of consumer loans in the designated exit portfolio.

Compared to the second quarter of 2012, average loans increased by $1.2 billion. Commercial, financial and agricultural loans grew $867 million, and home equity loans increased $350 million as a result of Key’s home equity loan campaign. The branch acquisition added $223 million of mostly consumer loans, and the credit card portfolio acquisition added $473 million (including commercial credit cards) to average balances in the third quarter. These increases were partially offset by the early termination of certain leveraged leases and other exit portfolio run-off.

Key originated approximately $9 billion in new or renewed lending commitments to consumers and businesses during the third quarter of 2012.

KeyCorp Reports Third Quarter 2012 Profit

October 18, 2012

Average Deposits

dollars in millions				Change 9-30-12 vs.
	9-30-12	6-30-12	9-30-11	6-30-12	9-30-11
Nontime deposits	$54,098	$51,560	$47,196	4.9%	14.6%
Certificates of deposits ($100,000 or more)	3,420	3,858	4,762	(11.4)	(28.2)
Other time deposits	5,158	5,645	6,942	(8.6)	(25.7)

Total deposits	$62,676	$61,063	$58,900	2.6%	6.4%

Cost of interest-bearing deposits	.57%	.69%	.91%	N/A	N/A

N/A = Not Applicable

Average deposits totaled $62.7 billion for the third quarter of 2012, an increase of $3.8 billion compared to the year-ago quarter. The growth reflects an increase in business demand deposits and the impact of Key’s branch acquisition. The growth in nontime deposits more than offset the maturities in certificates of deposit.

Compared to the second quarter of 2012, average deposits increased by $1.6 billion. The increase in average balances was attributable to Key’s branch acquisition in the third quarter 2012, which added $1.6 billion of mostly nontime consumer deposits.

ASSET QUALITY

dollars in millions				Change 3Q12 vs.
	3Q12	2Q12	3Q11	2Q12	3Q11
Net loan charge-offs	$109	$77	$109	41.6%	—
Net loan charge-offs to average loans	.86%	.63%	.90%	N/A	N/A
Nonperforming loans at period end (a)	$653	$657	$788	(.6)	(17.1)%
Nonperforming assets at period end	718	751	914	(4.4)	(21.4)
Allowance for loan and lease losses	888	888	1,131	—	(21.5)
Allowance for loan and lease losses to nonperforming loans	136%	135%	144%	N/A	N/A
Provision (credit) for loan and lease losses	$109	$21	$10	419.0%	990.0%

(a)	September 30, 2012 amount excludes $25 million of purchased credit impaired loans acquired in July 2012.

N/A = Not Applicable, N/M = Not Meaningful

Key’s provision for loan and lease losses was $109 million for the third quarter of 2012, compared to $21 million for the second quarter of 2012 and $10 million for the year-ago quarter. Key’s allowance for loan and lease losses was $888 million, or 1.73% of total period-end loans at September 30, 2012, compared to 1.79% at June 30, 2012, and 2.35% at September 30, 2011.

Net loan charge-offs for the third quarter of 2012 totaled $109 million, or .86% of average loans, including $45 million (.35% of average loans) of incremental net loan charge-offs reported in accordance with updated regulatory guidance requiring loans discharged through Chapter 7 bankruptcy and not reaffirmed by the borrower to be charged off to the collateral’s fair market value less selling costs and classified as nonaccrual regardless of their delinquency status. The current period net loan charge-offs compare to $77 million, or .63% for the second quarter of 2012, and $109 million, or .90% for the same period last year.

Key also established an allowance for loan and lease losses for the acquired credit card and branch loans above the discount related to these acquired portfolios in accordance with the applicable accounting guidance. The allowance for these loan and lease losses was approximately $29 million at September 30, 2012.

KeyCorp Reports Third Quarter 2012 Profit

October 18, 2012

At September 30, 2012, Key’s nonperforming loans totaled $653 million and represented 1.27% of period-end portfolio loans. Included in this total was $38 million or the net carrying amount of the secured loans reclassified as troubled-debt restructurings under the updated regulatory guidance discussed above. Nonperforming loans at June 30, 2012 and September 30, 2011 represented 1.32% and 1.64% of period-end loans, respectively. Nonperforming assets at September 30, 2012, totaled $718 million and represented 1.39% of portfolio loans and OREO and other nonperforming assets, compared to 1.51% at June 30, 2012, and 1.89% at September 30, 2011.

CAPITAL

Key’s estimated risk-based capital ratios included in the following table continued to exceed all “well-capitalized” regulatory benchmarks at September 30, 2012.

Capital Ratios

	9-30-12	6-30-12	9-30-11
Tier 1 common equity (a), (b)	11.43%	11.63%	11.28%
Tier 1 risk-based capital (a)	12.24	12.45	13.49
Total risk based capital (a)	15.33	15.83	17.05
Tangible common equity to tangible assets (b)	10.39	10.44	9.82

(a)	9-30-12 ratio is estimated.
(b)	The table entitled “GAAP to Non-GAAP Reconciliations” presents the computations of certain financial measures related to “tangible common equity” and “Tier 1 common equity.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons.

As shown in the preceding table, at September 30, 2012, Key’s estimated Tier 1 common equity and Tier 1 risk-based capital ratios stood at 11.4% and 12.2%, respectively. In addition, the tangible common equity ratio was 10.4% at September 30, 2012.

Summary of Changes in Common Shares Outstanding

in thousands				Change 3Q12 vs.
	3Q12	2Q12	3Q11	2Q12	3Q11
Shares outstanding at beginning of period	945,473	956,102	953,822	(1.1)%	(.9)%
Common shares repurchased	(9,639)	(10,468)	—	N/M	N/M
Shares reissued (returned) under employee benefit plans	361	(161)	(1,014)	N/M	N/M

Shares outstanding at end of period	936,195	945,473	952,808	(1.0)%	(1.7)%

N/M = Not Meaningful

As previously reported and as authorized by Key’s Board of Directors and pursuant to Key’s 2012 capital plan submitted to the Federal Reserve and not objected to by the Federal Reserve, Key had authority to repurchase up to $344 million of its Common Shares for general repurchase and repurchases in connection with employee elections under its compensation and benefit programs.

During the third quarter of 2012, Key completed $82 million of Common Share repurchases. Following completion of these repurchases, Key has remaining authority to repurchase up to $177 million of its Common Shares for general repurchase and repurchases in connection with employee elections under its compensation and benefit programs. Key’s existing repurchase program does not have an expiration date. Common Share repurchases under the current authorization are expected to be executed through the first quarter of 2013.

KeyCorp Reports Third Quarter 2012 Profit

October 18, 2012

LINE OF BUSINESS RESULTS

The following table shows the contribution made by each major business segment to Key’s taxable-equivalent revenue from continuing operations and income (loss) from continuing operations attributable to Key for the periods presented. For more detailed financial information pertaining to each business segment, see the tables at the end of this release.

Major Business Segments

dollars in millions				Change 3Q12 vs.
	3Q12	2Q12	3Q11	2Q12	3Q11
Revenue from continuing operations (TE)
Key Community Bank	$576	$537	$565	7.3%	1.9%
Key Corporate Bank	392	392	369	—	6.2
Other segments	160	99	103	61.6	55.3

Total segments	1,128	1,028	1,037	9.7	8.8
Reconciling items	(6)	1	1	N/M	N/M

Total	$1,122	$1,029	$1,038	9.0%	8.1%

Income (loss) from continuing operations attributable to Key
Key Community Bank	$(23)	$41	$57	N/M	N/M
Key Corporate Bank	118	104	123	13.5%	(4.1)%
Other segments	102	56	52	82.1	96.2

Total segments	197	201	232	(2.0)	(15.1)
Reconciling items	22	25	2	(12.0)	N/M

Total	$219	$226	$234	(3.1)%	(6.4)%

TE = Taxable equivalent, N/M = Not Meaningful

Key Community Bank

dollars in millions				Change 3Q12 vs.
	3Q12	2Q12	3Q11	2Q12	3Q11
Summary of operations
Net interest income (TE)	$365	$348	$371	4.9%	(1.6)%
Noninterest income	211	189	194	11.6	8.8

Total revenue (TE)	576	537	565	7.3	1.9
Provision (credit) for loan and lease losses	120	11	39	990.9	207.7
Noninterest expense	512	476	457	7.6%	12.0%

Income (loss) before income taxes (TE)	(56)	50	69	N/M	N/M
Allocated income taxes (benefit) and TE adjustments	(33)	9	12	N/M	N/M

Net income (loss) attributable to Key	$(23)	$41	$57	N/M	N/M

Average balances
Loans and leases	$28,386	$27,043	$26,270	5.0%	8.1%
Total assets	32,136	30,638	29,681	4.9	8.3
Deposits	49,537	48,253	47,672	2.7	3.9

Assets under management at period end	$21,988	$21,116	$17,195	4.1%	27.9%

TE = Taxable Equivalent, N/M = Not Meaningful

KeyCorp Reports Third Quarter 2012 Profit

October 18, 2012

Additional Key Community Bank Data

dollars in millions				Change 3Q12 vs.
	3Q12	2Q12	3Q11	2Q12	3Q11
Noninterest income
Trust and investment services income	$51	$47	$45	8.5%	13.3%
Service charges on deposit accounts	62	59	62	5.1	—
Electronic banking fees	18	18	33	—	(45.5)
Other noninterest income	80	65	54	23.1	48.1

Total noninterest income	$211	$189	$194	11.6%	8.8%

Average deposit balances
NOW and money market deposit accounts	$25,072	$23,919	$21,967	4.8%	14.1%
Savings deposits	2,373	2,078	1,971	14.2	20.4
Certificates of deposit ($100,000 or more)	2,941	3,275	3,862	(10.2)	(23.8)
Other time deposits	5,137	5,630	6,928	(8.8)	(25.9)
Deposits in foreign office	344	361	336	(4.7)	2.4
Noninterest-bearing deposits	13,670	12,990	12,608	5.2	8.4

Total deposits	$49,537	$48,253	$47,672	2.7%	3.9%

Home equity loans
Average balance	$9,734	$9,359	$9,388
Weighted-average loan-to-value ratio (at date of origination)	71%	71%	70%
Percent first lien positions	54	54	53
Other data
Branches	1,087	1,062	1,063
Automated teller machines	1,620	1,576	1,584

Key Community Bank Summary of Operations

•	Five consecutive quarters of average loan growth

•	Acquisition of 37 branches and credit card portfolio added $696 million to average loans during the third quarter

•	Continued migration to lower-cost deposits

•	Net loan charge-offs increased to 1.30% of average loans primarily due to the application of recently updated regulatory guidance related to debts discharged through Chapter 7 bankruptcy

Key Community Bank recorded a net loss attributable to Key of $23 million for the third quarter of 2012, compared to net income attributable to Key of $57 million for the year-ago quarter. The net loss for the third quarter of 2012 is attributable to additional provision expense for loan and lease losses related to the acquisitions completed and implementing the updated regulatory guidance on debts discharged through Chapter 7 bankruptcy.

Taxable-equivalent net interest income declined by $6 million, or 1.6% from the third quarter of 2011. Average loans and leases grew 8.1% while average deposits increased 3.9% from one year ago. The branch and credit card portfolio acquisitions contributed $26 million to net interest income, $696 million to average loans and leases, and $1.6 billion to deposits. Given the prolonged low-rate environment, the value derived from deposits was less in the current period compared to the same period one year ago.

Noninterest income increased by $17 million, or 8.8% from the year-ago quarter. Credit card fees and trust and investment services income each increased $6 million primarily due to the credit card portfolio and branch acquisitions. Miscellaneous income also increased $15 million primarily due to gains realized on the sale of certain tax credits. Net gains (losses) from loan sales were also $4 million higher. These increases in noninterest income were partially offset by a $15 million decline in electronic banking fees resulting from government pricing controls on debit transactions that went into effect October 1, 2011.

KeyCorp Reports Third Quarter 2012 Profit

October 18, 2012

The provision for loan and lease losses increased by $81 million, or 207.7% compared to the third quarter of 2011. The application of recently updated regulatory guidance related to debts discharged through Chapter 7 bankruptcy increased the provision $45 million, and the acquisition of the credit card portfolio and the loans associated with the branch acquisition increased the provision $32 million. Net loan charge-offs were $93 million for the third quarter of 2012, up $33 million from the same period one year ago, primarily due to the application of recently updated regulatory guidance discussed above.

Noninterest expense increased by $55 million, or 12% from the year-ago quarter. Key’s third quarter 2012 branch and credit card portfolio acquisitions contributed $26 million to the increase in noninterest expense spread across several expense categories. Personnel expense was $13 million higher than one year ago. Amortization of the intangible assets associated with the third quarter 2012 acquisitions of the previously discussed credit card portfolio and the branches and internally-allocated support costs each increased $8 million, and other miscellaneous expenses also increased $21 million from the same period one year ago.

Key Corporate Bank

				Change 3Q12 vs.
dollars in millions	3Q12	2Q12	3Q11	2Q12	3Q11
Summary of operations
Net interest income (TE)	$182	$182	$172	—	5.8%
Noninterest income	210	210	197	—	6.6

Total revenue (TE)	392	392	369	—	6.2
Provision (credit) for loan and lease losses	(3)	4	(40)	N/M	N/M
Noninterest expense	209	218	216	(4.1)%	(3.2)

Income (loss) before income taxes (TE)	186	170	193	9.4	(3.6)
Allocated income taxes and TE adjustments	68	62	70	9.7	(2.9)

Net income (loss)	118	108	123	9.3	(4.1)
Less: Net income (loss) attributable to noncontrolling interests	—	4	—	N/M	N/M

Net income (loss) attributable to Key	$118	$104	$123	13.5%	(4.1)%

Average balances
Loans and leases	$18,886	$18,532	$16,986	1.9%	11.2%
Loans held for sale	441	514	273	(14.2)	61.5
Total assets	22,914	22,715	21,168	.9	8.2
Deposits	12,873	12,409	10,544	3.7	22.1

Assets under management at period end	$27,682	$28,033	$34,389	(1.3)%	(19.5)%

TE = Taxable Equivalent, N/M = Not Meaningful

Additional Key Corporate Bank Data

				Change 3Q12 vs.
dollars in millions	3Q12	2Q12	3Q11	2Q12	3Q11
Noninterest income
Trust and investment services income	$56	$55	$62	1.8%	(9.7)%
Investment banking and debt placement fees (a)	82	69	44	18.8	86.4
Operating lease income and other leasing gains (b)	20	20	29	—	(31.0)
Corporate services income (c)	27	30	31	(10.0)	(12.9)
Other noninterest income	25	36	31	(30.6)%	(19.4)

Total noninterest income	$210	$210	$197	—	6.6%

(a)	Included in “Investment banking and capital markets income (loss),” “Net gains (losses) from loan sales,” and “Letter of credit and loan fees” on the Consolidated Statements of Income.
(b)	Included in “Operating lease income” and “Gains on leased equipment” on the Consolidated Statements of Income.
(c)	Included in “Service charges on deposit accounts,” “Letter of credit and loan fees,” and “Investment banking and capital markets income (loss)” on the Consolidated Statements of Income.

KeyCorp Reports Third Quarter 2012 Profit

October 18, 2012

Key Corporate Bank Summary of Operations

•	Investment banking and debt placement fees were $82 million, up 18.8% from the second quarter

•	Average loans up 11.2% from the prior year and 1.9% from the prior quarter

•	Average deposits up 22.1% from the prior year and 3.7% from the prior quarter

Key Corporate Bank recorded net income attributable to Key of $118 million for the third quarter of 2012, compared to net income attributable to Key of $123 million for the same period one year ago.

Taxable-equivalent net interest income increased by $10 million, or 5.8% compared to the third quarter of 2011. Average earning assets increased $1.8 billion, or 9.7% from the year-ago quarter, resulting in an increase in earning asset spread of $4 million. Average deposit balances increased $2.3 billion, or 22.1% from one year ago, resulting in an increase in deposit spread of $6 million.

Noninterest income increased by $13 million, or 6.6% from the third quarter of 2011. Net gains (losses) from loan sales increased $20 million, and investment banking and capital markets income increased $16 million. These improvements in noninterest income were partially offset by a decrease in operating lease income of $8 million as that portfolio continues to run down. Trust and investment services income also declined $5 million, and other miscellaneous income items decreased $8 million compared to the year-ago quarter.

The provision for loan and lease losses in the third quarter of 2012 was a credit of $3 million compared to a credit of $40 million for the same period one year ago. The portfolio’s asset quality continued to improve for the twelfth consecutive quarter. Net loan charge-offs in the third quarter of 2012 were $8 million compared to $22 million for the same period one year ago.

Noninterest expense decreased by $7 million, or 3.2% from the third quarter of 2011. The provision (credit) for losses on lending-related commitments was a credit of $6 million compared to a charge of $1 million one year ago. Also contributing to the decline in noninterest expense were decreases in operating lease expense of $7 million and various other miscellaneous expenses of $6 million. These decreases in noninterest expense were partially offset by an increase in personnel expense of $13 million.

Other Segments

Other Segments consist of Corporate Treasury, Key’s Principal Investing unit, and various exit portfolios. Other Segments generated net income attributable to Key of $102 million for the third quarter of 2012, compared to net income attributable to Key of $52 million for the same period last year. These results were primarily attributable to an increase in other income of $71 million due to a $54 million gain on the redemption of certain trust preferred securities and a $26 million net gain resulting from the early terminations of leveraged leases in the third quarter of 2012 (a $39 million gain on leased equipment less a $13 million charge for the write-off of capitalized loan origination costs). These results were partially offset by a decrease in net gains (losses) from principal investing of $23 million.

*****

Key traces its history back more than 160 years and is headquartered in Cleveland, Ohio. One of the nation’s largest bank-based financial services companies, Key has assets of approximately $87.0 billion at September 30, 2012.

KeyCorp Reports Third Quarter 2012 Profit

October 18, 2012

Key provides deposit, lending, cash management and investment services to individuals and small businesses through its 14-state branch network under the name KeyBank National Association. Key also provides a broad range of sophisticated corporate and investment banking products, such as merger and acquisition advice, public and private debt and equity, syndications and derivatives to middle market companies in selected industries throughout the United States under the KeyBanc Capital Markets trade name.

For more information, visit https://www.key.com/. KeyBank is Member FDIC.

CONTACTS:

ANALYSTS	MEDIA
Vernon L. Patterson	David Reavis
216.689.0520	216.471.2886
Vernon_Patterson@KeyBank.com	David_Reavis@KeyBank.com
Twitter: @keybank_news

Kelly L. Lammers
216.689.3133
Kelly_L_Lammers@KeyBank.com

INVESTOR	KEY MEDIA
RELATIONS: www.key.com/ir	NEWSROOM: www.key.com/newsroom

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about Key’s financial condition, results of operations, earnings outlook, asset quality trends and profitability. Forward-looking statements are not historical facts but instead represent management’s current expectations and forecasts regarding future events, many of which, by their nature, are inherently uncertain and outside of Key’s control. Key’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Factors that could cause Key’s actual results to differ materially from those described in the forward-looking statements can be found in KeyCorp’s Annual Report on Form 10-K for the year ended December 31, 2011, its Quarterly Report on Form 10-Q for the period ended March 31, 2012, and its Quarterly Report on Form 10-Q for the period ended June 30, 2012, each of which have been filed with the Securities and Exchange Commission and are available on Key’s website (www.key.com/ir) and on the Securities and Exchange Commission’s website (www.sec.gov). Forward-looking statements are not guarantees of future performance and should not be relied upon as representing management’s views as of any subsequent date. Key does not undertake any obligation to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.

Notes to Editors:

A live Internet broadcast of KeyCorp’s conference call to discuss quarterly results and currently anticipated earnings trends and to answer analysts’ questions can be accessed through the Investor Relations section at https://www.key.com/ir at 9:00 a.m. ET, on Thursday, October 18, 2012. An audio replay of the call will be available through October 25, 2012.

For up-to-date company information, media contacts, and facts and figures about Key’s lines of business, visit our Media Newsroom at https://www.key.com/newsroom.

*****

KeyCorp Reports Third Quarter 2012 Profit

October 18, 2012

KeyCorp

Third Quarter 2012

Financial Supplement

Page
13	Financial Highlights
15	GAAP to Non-GAAP Reconciliation
17	Consolidated Balance Sheets
18	Consolidated Statements of Income
19	Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations
21	Noninterest Income
21	Trust and Investment Services Income
21	Investment Banking and Capital Markets Income (Loss)
22	Noninterest Expense
22	Personnel Expense
23	Loan Composition
23	Loans Held for Sale Composition
23	Summary of Changes in Loans Held for Sale
24	Exit Loan Portfolio From Continuing Operations
24	Asset Quality Statistics From Continuing Operations
25	Summary of Loan and Lease Loss Experience From Continuing Operations
26	Summary of Nonperforming Assets and Past Due Loans From Continuing Operations
27	Summary of Changes in Nonperforming Loans From Continuing Operations
27	Summary of Changes in Nonperforming Loans Held for Sale From Continuing Operations
27	Summary of Changes in Other Real Estate Owned, Net of Allowance, From Continuing Operations
28	Line of Business Results

KeyCorp Reports Third Quarter 2012 Profit

October 18, 2012

Financial Highlights

(dollars in millions, except per share amounts)

	Three months ended
	9-30-12	6-30-12	9-30-11
Summary of operations
Net interest income (TE)	$578	$544	$555
Noninterest income	544	485	483

Total revenue (TE)	1,122	1,029	1,038
Provision (credit) for loan and lease losses	109	21	10
Noninterest expense	734	714	692
Income (loss) from continuing operations attributable to Key	219	226	234
Income (loss) from discontinued operations, net of taxes (b)	—	10	(17)
Net income (loss) attributable to Key	219	236	217

Income (loss) from continuing operations attributable to Key common shareholders	$214	$221	$229
Income (loss) from discontinued operations, net of taxes (b)	—	10	(17)
Net income (loss) attributable to Key common shareholders	214	231	212

Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.23	$.23	$.24
Income (loss) from discontinued operations, net of taxes (b)	—	.01	(.02)
Net income (loss) attributable to Key common shareholders (e)	.23	.24	.22

Income (loss) from continuing operations attributable to Key common shareholders — assuming dilution	.23	.23	.24
Income (loss) from discontinued operations, net of taxes — assuming dilution (b)	—	.01	(.02)
Net income (loss) attributable to Key common shareholders — assuming dilution (e)	.23	.24	.22

Cash dividends paid	.05	.05	.03
Book value at period end	10.64	10.43	10.09
Tangible book value at period end	9.54	9.45	9.10
Market price at period end	8.74	7.74	5.93

Performance ratios
From continuing operations:
Return on average total assets	1.08%	1.12%	1.14%
Return on average common equity	8.57	9.06	9.52
Return on tangible common equity (a)	9.53	9.95	10.47
Net interest margin (TE)	3.23	3.06	3.09
Cash efficiency ratio (a)	64.62	69.29	66.57

From consolidated operations:
Return on average total assets	1.01%	1.10%	.98%
Return on average common equity	8.57	9.47	8.82
Return on tangible common equity (a)	9.53	10.40	9.70
Net interest margin (TE)	3.14	2.99	3.02
Loan to deposit (d)	86.24	86.38	85.71

Capital ratios at period end
Key shareholders’ equity to assets	11.79%	11.74%	11.09%
Tangible Key shareholders’ equity to tangible assets	10.73	10.78	10.15
Tangible common equity to tangible assets (a)	10.39	10.44	9.82
Tier 1 common equity (a), (c)	11.43	11.63	11.28
Tier 1 risk-based capital (c)	12.24	12.45	13.49
Total risk-based capital (c)	15.33	15.83	17.05
Leverage (c)	11.29	11.35	11.93

Asset quality — from continuing operations
Net loan charge-offs	$109	$77	$109
Net loan charge-offs to average loans	.86%	.63%	.90%
Allowance for loan and lease losses to annualized net loan charge-offs	204.78	286.74	261.54
Allowance for loan and lease losses	$888	$888	$1,131
Allowance for credit losses	931	939	1,187
Allowance for loan and lease losses to period-end loans	1.73%	1.79%	2.35%
Allowance for credit losses to period-end loans	1.81	1.89	2.46
Allowance for loan and lease losses to nonperforming loans	135.99	135.16	143.53
Allowance for credit losses to nonperforming loans	142.57	142.92	150.63
Nonperforming loans at period end (f)	$653	$657	$788
Nonperforming assets at period end	718	751	914
Nonperforming loans to period-end portfolio loans	1.27%	1.32%	1.64%
Nonperforming assets to period-end portfolio loans plus
OREO and other nonperforming assets	1.39	1.51	1.89

Trust and brokerage assets
Assets under management	$49,670	$49,149	$51,584
Nonmanaged and brokerage assets	24,220	23,912	28,007

Other data
Average full-time equivalent employees	15,833	15,455	15,490
Branches	1,087	1,062	1,063

Taxable-equivalent adjustment	$6	$6	$6

KeyCorp Reports Third Quarter 2012 Profit

October 18, 2012

Financial Highlights (continued)

(dollars in millions, except per share amounts)

	Nine months ended
	9-30-12	9-30-11
Summary of operations
Net interest income (TE)	$1,681	$1,729
Noninterest income	1,501	1,394

Total revenue (TE)	3,182	3,123
Provision (credit) for loan and lease losses	172	(38)
Noninterest expense	2,151	2,073
Income (loss) from continuing operations attributable to Key	650	757
Income (loss) from discontinued operations, net of taxes (b)	5	(37)
Net income (loss) attributable to Key	655	720

Income (loss) from continuing operations attributable to Key common shareholders	$634	$656
Income (loss) from discontinued operations, net of taxes (b)	5	(37)
Net income (loss) attributable to Key common shareholders	639	619

Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.67	$.71
Income (loss) from discontinued operations, net of taxes (b)	.01	(.04)
Net income (loss) attributable to Key common shareholders (e)	.68	.67

Income (loss) from continuing operations attributable to Key common shareholders — assuming dilution	.67	.71
Income (loss) from discontinued operations, net of taxes — assuming dilution (b)	.01	(.04)
Net income (loss) attributable to Key common shareholders — assuming dilution (e)	.67	.67

Cash dividends paid	.13	.07

Performance ratios
From continuing operations:
Return on average total assets	1.08%	1.23%
Return on average common equity	8.63	9.62
Net interest margin (TE)	3.15	3.18

From consolidated operations:
Return on average total assets	1.01%	1.09%
Return on average common equity	8.70	9.08
Net interest margin (TE)	3.07	3.10

Asset quality — from continuing operations
Net loan charge-offs	$287	$436
Net loan charge-offs to average loans	.77%	1.20%

Other data
Average full-time equivalent employees	15,565	15,381

Taxable-equivalent adjustment	$18	$19

(a)	The following table entitled “GAAP to Non-GAAP Reconciliations” presents the computations of certain financial measures related to “tangible common equity,” “Tier 1 common equity,” and “cash efficiency.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons.
(b)	In April 2009, management decided to wind down the operations of Austin Capital Management, Ltd., a subsidiary that specialized in managing hedge fund investments for institutional customers. In September 2009, management decided to discontinue the education lending business conducted through Key Education Resources, the education payment and financing unit of KeyBank National Association. As a result of these decisions, Key has accounted for these businesses as discontinued operations.
(c)	9-30-12 ratio is estimated.
(d)	Represents period-end consolidated total loans and loans held for sale (excluding education loans in the securitization trusts) divided by period-end consolidated total deposits (excluding deposits in foreign office).
(e)	Earnings per share may not foot due to rounding.
(f)	September 30, 2012 amount excludes $25 million of purchased credit impaired loans acquired in July 2012.

TE = Taxable Equivalent, GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Third Quarter 2012 Profit

October 18, 2012

GAAP to Non-GAAP Reconciliations

(dollars in millions)

The table below presents certain non-GAAP financial measures related to “tangible common equity,” “return on tangible common equity,” “Tier 1 common equity,” “pre-provision net revenue,” and “cash efficiency ratio.”

The tangible common equity ratio and the return on tangible common equity ratio have been a focus for some investors, and management believes these ratios may assist investors in analyzing Key’s capital position without regard to the effects of intangible assets and preferred stock. Traditionally, the banking regulators have assessed bank and bank holding company capital adequacy based on both the amount and the composition of capital, the calculation of which is prescribed in federal banking regulations. Since the commencement of the Comprehensive Capital Analysis and Review process in early 2009, the Federal Reserve has focused its assessment of capital adequacy on a component of Tier 1 risk-based capital known as Tier 1 common equity, a non-GAAP financial measure. Because the Federal Reserve has long indicated that voting common shareholders’ equity (essentially Tier 1 risk-based capital less preferred stock, qualifying capital securities and noncontrolling interests in subsidiaries) generally should be the dominant element in Tier 1 risk-based capital, this focus on Tier 1 common equity is consistent with existing capital adequacy categories.

Tier 1 common equity is neither formally defined by GAAP nor prescribed in amount by federal banking regulations; this measure is considered to be a non-GAAP financial measure. Since analysts and banking regulators may assess Key’s capital adequacy using tangible common equity and Tier 1 common equity, management believes it is useful to enable investors to assess Key’s capital adequacy on these same bases. The table also reconciles the GAAP performance measures to the corresponding non-GAAP measures.

The table also shows the computation for pre-provision net revenue, which is not formally defined by GAAP. Management believes that eliminating the effects of the provision for loan and lease losses makes it easier to analyze the results by presenting them on a more comparable basis.

The cash efficiency ratio performance measure removes the impact of Key’s intangible asset amortization from the calculation. Management believes this ratio provides greater consistency and comparability between Key’s results and those of its peer banks. Additionally, this ratio is used by analysts and investors to assist in the development of their earnings forecasts and peer bank analysis.

Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. Although these non-GAAP financial measures are frequently used by investors to evaluate a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP.

	Three months ended
	9-30-12	6-30-12	9-30-11
Tangible common equity to tangible assets at period end
Key shareholders’ equity (GAAP)	$10,251	$10,155	$9,901
Less: Intangible assets (a)	1,031	932	935
Preferred Stock, Series A	291	291	291

Tangible common equity (non-GAAP)	$8,929	$8,932	$8,675

Total assets (GAAP)	$86,950	$86,523	$89,262
Less: Intangible assets (a)	1,031	932	935

Tangible assets (non-GAAP)	$85,919	$85,591	$88,327

Tangible common equity to tangible assets ratio (non-GAAP)	10.39%	10.44%	9.82%

Tier 1 common equity at period end
Key shareholders’ equity (GAAP)	$10,251	$10,155	$9,901
Qualifying capital securities	339	339	1,377
Less: Goodwill	979	917	917
Accumulated other comprehensive income (loss) (b)	(109)	(109)	88
Other assets (c)	121	71	72

Total Tier 1 capital (regulatory)	9,599	9,615	10,201
Less: Qualifying capital securities	339	339	1,377
Preferred Stock, Series A	291	291	291

Total Tier 1 common equity (non-GAAP)	$8,969	$8,985	$8,533

Net risk-weighted assets (regulatory) (c), (d)	$78,447	$77,236	$75,643

Tier 1 common equity ratio (non-GAAP) (d)	11.43%	11.63%	11.28%

Pre-provision net revenue
Net interest income (GAAP)	$572	$538	$549
Plus: Taxable-equivalent adjustment	6	6	6
Noninterest income	544	485	483
Less: Noninterest expense	734	714	692

Pre-provision net revenue from continuing operations (non-GAAP)	$388	$315	$346

KeyCorp Reports Third Quarter 2012 Profit

October 18, 2012

GAAP to Non-GAAP Reconciliations (continued)

(dollars in millions)

	Three months ended
	9-30-12	6-30-12	9-30-11
Return on tangible common equity from continuing operations
Net income (loss) from continuing operations attributable to Key common shareholders	$214	$221	$229
Tangible common equity (non-GAAP)	8,929	8,932	8,675

Return on tangible common equity from continuing operations (non-GAAP)	9.53%	9.95%	10.47%

Return on tangible common equity consolidated
Net income (loss) attributable to Key common shareholders	$214	$231	$212
Tangible common equity (non-GAAP)	8,929	8,932	8,675

Return on tangible common equity consolidated (non-GAAP)	9.53%	10.40%	9.70%

Cash efficiency ratio
Noninterest expense (GAAP)	$734	$714	$692
Less: Intangible asset amortization on credit cards	6	—	—
Other intangible asset amortization	3	1	1

Adjusted noninterest expense (non-GAAP)	$725	$713	$691

Net interest income (GAAP)	$572	$538	$549
Plus: Taxable-equivalent adjustment	6	6	6
Noninterest income	544	485	483

Total taxable-equivalent revenue (non-GAAP)	$1,122	$1,029	$1,038

Cash efficiency ratio (non-GAAP)	64.62%	69.29%	66.57%

(a)	September 30, 2012 excludes $130 million of purchased credit card receivable intangible assets that are not fully excludable for capital purposes.
(b)	Includes net unrealized gains or losses on securities available for sale (except for net unrealized losses on marketable equity securities), net gains or losses on cash flow hedges, and amounts resulting from the December 31, 2006, adoption and subsequent application of the applicable accounting guidance for defined benefit and other postretirement plans.
(c)	Other assets deducted from Tier 1 capital and net risk-weighted assets consist of disallowed intangible assets (excluding goodwill) and deductible portions of nonfinancial equity investments. There were no disallowed deferred tax assets at September 30, 2012, June 30, 2012, and September 30, 2011.
(d)	9-30-12 amount is estimated.

GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Third Quarter 2012 Profit

October 18, 2012

Consolidated Balance Sheets

(dollars in millions)

	9-30-12	6-30-12	9-30-11
Assets
Loans	$51,419	$49,605	$48,195
Loans held for sale	628	656	479
Securities available for sale	11,962	13,205	17,612
Held-to-maturity securities	4,153	4,352	1,176
Trading account assets	663	679	729
Short-term investments	2,208	2,216	4,766
Other investments	1,106	1,186	1,210

Total earning assets	72,139	71,899	74,167
Allowance for loan and lease losses	(888)	(888)	(1,131)
Cash and due from banks	974	717	828
Premises and equipment	942	931	924
Operating lease assets	290	318	393
Goodwill	979	917	917
Other intangible assets	182	15	18
Corporate-owned life insurance	3,309	3,285	3,227
Derivative assets	771	818	940
Accrued income and other assets	2,871	2,978	2,946
Discontinued assets	5,381	5,533	6,033

Total assets	$86,950	$86,523	$89,262

Liabilities
Deposits in domestic offices:
NOW and money market deposit accounts	$30,573	$28,957	$27,548
Savings deposits	2,393	2,103	1,968
Certificates of deposit ($100,000 or more)	3,226	3,669	4,457
Other time deposits	4,941	5,385	6,695

Total interest-bearing deposits	41,133	40,114	40,668
Noninterest-bearing deposits	22,486	21,435	19,803
Deposits in foreign office — interest-bearing	569	618	561

Total deposits	64,188	62,167	61,032
Federal funds purchased and securities sold under repurchase agreements	1,746	1,716	1,728
Bank notes and other short-term borrowings	388	362	519
Derivative liabilities	657	763	1,141
Accrued expense and other liabilities	1,238	1,417	1,556
Long-term debt	6,119	7,521	10,717
Discontinued liabilities	2,335	2,401	2,651

Total liabilities	76,671	76,347	79,344
Equity
Preferred stock, Series A	291	291	291
Common shares	1,017	1,017	1,017
Capital surplus	4,118	4,120	4,191
Retained earnings	6,762	6,595	6,079
Treasury stock, at cost	(1,868)	(1,796)	(1,820)
Accumulated other comprehensive income (loss)	(69)	(72)	143

Key shareholders’ equity	10,251	10,155	9,901
Noncontrolling interests	28	21	17

Total equity	10,279	10,176	9,918

Total liabilities and equity	$86,950	$86,523	$89,262

Common shares outstanding (000)	936,195	945,473	952,808

KeyCorp Reports Third Quarter 2012 Profit

October 18, 2012

Consolidated Statements of Income

(dollars in millions, except per share amounts)

	Three months ended			Nine months ended
	9-30-12	6-30-12	9-30-11	9-30-12	9-30-11
Interest income
Loans	$538	$518	$543	$1,592	$1,664
Loans held for sale	5	5	3	15	10
Securities available for sale	93	105	140	314	455
Held-to-maturity securities	21	17	2	50	3
Trading account assets	4	5	5	15	21
Short-term investments	1	2	3	4	5
Other investments	9	10	9	27	33

Total interest income	671	662	705	2,017	2,191
Interest expense
Deposits	60	71	95	208	305
Federal funds purchased and securities sold under repurchase agreements	1	1	1	3	4
Bank notes and other short-term borrowings	1	2	3	5	9
Long-term debt	37	50	57	138	163

Total interest expense	99	124	156	354	481

Net interest income	572	538	549	1,663	1,710
Provision (credit) for loan and lease losses	109	21	10	172	(38)

Net interest income (expense) after provision for loan and lease losses	463	517	539	1,491	1,748

Noninterest income
Trust and investment services income	106	102	107	317	330
Service charges on deposit accounts	74	70	74	212	211
Operating lease income	17	20	30	59	97
Letter of credit and loan fees	52	56	55	162	157
Corporate-owned life insurance income	26	30	31	86	86
Net securities gains (losses) (a)	—	—	—	—	1
Electronic banking fees	18	19	33	54	96
Gains on leased equipment	46	36	7	109	16
Insurance income	13	11	13	36	42
Net gains (losses) from loan sales	39	32	18	93	48
Net gains (losses) from principal investing	11	24	34	70	86
Investment banking and capital markets income (loss)	38	37	25	118	110
Other income	104	48	56	185	114

Total noninterest income	544	485	483	1,501	1,394

Noninterest expense
Personnel	411	389	382	1,185	1,133
Net occupancy	65	62	65	191	192
Operating lease expense	13	15	23	45	76
Computer processing	43	43	40	127	124
Business services and professional fees	49	51	47	138	129
FDIC assessment	7	8	7	23	45
OREO expense, net	1	7	1	14	8
Equipment	27	27	26	80	78
Marketing	18	17	16	48	36
Provision (credit) for losses on lending-related commitments	(8)	6	(1)	(2)	(17)
Intangible asset amortization on credit cards	6	—	—	6	—
Other intangible asset amortization	3	1	1	5	3
Other expense	99	88	85	291	266

Total noninterest expense	734	714	692	2,151	2,073

Income (loss) from continuing operations before income taxes	273	288	330	841	1,069
Income taxes	52	57	95	184	300

Income (loss) from continuing operations	221	231	235	657	769
Income (loss) from discontinued operations, net of taxes	—	10	(17)	5	(37)

Net income (loss)	221	241	218	662	732
Less: Net income (loss) attributable to noncontrolling interests	2	5	1	7	12

Net income (loss) attributable to Key	$219	$236	$217	$655	$720

Income (loss) from continuing operations attributable to Key common shareholders	$214	$221	$229	$634	$656
Net income (loss) attributable to Key common shareholders	214	231	212	639	619

Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.23	$.23	$.24	$.67	$.71
Income (loss) from discontinued operations, net of taxes	—	.01	(.02)	.01	(.04)
Net income (loss) attributable to Key common shareholders (b)	.23	.24	.22	.68	.67

Per common share — assuming dilution
Income (loss) from continuing operations attributable to Key common shareholders	$.23	$.23	$.24	$.67	$.71
Income (loss) from discontinued operations, net of taxes	—	.01	(.02)	.01	(.04)
Net income (loss) attributable to Key common shareholders (b)	.23	.24	.22	.67	.67

Cash dividends declared per common share	$.05	$.05	$.03	$.13	$.07

Weighted-average common shares outstanding (000)	936,223	944,648	948,702	943,378	926,298
Weighted-average common shares and potential common shares outstanding (000) (c)	940,764	948,087	950,686	947,582	930,449

(a)	For the three months ended September 30, 2012, June 30, 2012, and September 30, 2011, Key did not have any impairment losses related to securities.
(b)	Earnings per share may not foot due to rounding.
(c)	Assumes conversion of stock options and/or Preferred Series A shares, as applicable.

KeyCorp Reports Third Quarter 2012 Profit

October 18, 2012

Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations

(dollars in millions)

	Third Quarter 2012				Second Quarter 2012			Third Quarter 2011
	Average Balance		Interest (a)	Yield/Rate (a)	Average Balance	Interest (a)	Yield/Rate (a)	Average Balance	Interest (a)	Yield/Rate (a)
Assets
Loans: (b), (c)

Commercial, financial and agricultural	$21,473	(h)	$203	3.76%	$20,606	$196	3.82%	$17,381	$175	3.98%
Real estate — commercial mortgage	7,463		83	4.40	7,613	85	4.50	7,978	89	4.47
Real estate — construction	1,116		12	4.55	1,216	14	4.64	1,545	18	4.46
Commercial lease financing	5,026		39	3.13	5,226	45	3.45	6,045	72	4.80

Total commercial loans	35,078		337	3.83	34,661	340	3.94	32,949	354	4.27
Real estate — residential mortgage	2,092		25	4.80	1,990	24	4.91	1,853	25	5.23
Home equity:
Key Community Bank	9,734		99	4.02	9,359	94	4.04	9,388	97	4.12
Other	468		9	7.73	493	9	7.66	582	11	7.69

Total home equity loans	10,202		108	4.19	9,852	103	4.23	9,970	108	4.33
Consumer other — Key Community Bank	1,297		32	9.65	1,247	29	9.20	1,169	28	9.60
Credit cards	432		17	15.38	—	—	—	—	—	—
Consumer other:
Marine	1,493		22	6.28	1,595	26	6.29	1,928	30	6.29
Other	101		3	8.02	101	2	8.49	139	3	7.89

Total consumer other	1,594		25	6.39	1,696	28	6.42	2,067	33	6.40

Total consumer loans	15,617		207	5.26	14,785	184	4.99	15,059	194	5.14

Total loans	50,695		544	4.27	49,446	524	4.26	48,008	548	4.54
Loans held for sale	532		5	3.28	585	5	3.43	341	3	3.75
Securities available for sale (b), (e)	12,608		94	3.07	13,865	105	3.13	18,165	141	3.16
Held-to-maturity securities (b)	4,251		21	1.94	3,493	17	1.98	354	2	2.59
Trading account assets	693		4	2.10	768	5	3.01	869	5	2.45
Short-term investments	1,868		1	.24	2,608	2	.29	3,348	3	.25
Other investments (e)	1,134		8	3.08	1,177	10	3.21	1,190	9	2.94

Total earning assets	71,781		677	3.78	71,942	668	3.74	72,275	711	3.93
Allowance for loan and lease losses	(883)				(928)			(1,176)
Accrued income and other assets	9,957				9,906			10,360
Discontinued assets — education lending business	5,421				5,633			6,079

Total assets	$86,276				$86,553			$87,538

Liabilities
NOW and money market deposit accounts	$30,176		14	.19	$29,106	13	.18	$26,917	18	.26
Savings deposits	2,378		1	.06	2,085	—	.03	1,980	—	.06
Certificates of deposit ($100,000 or more) (f)	3,420		22	2.53	3,858	27	2.85	4,762	36	3.03
Other time deposits	5,158		23	1.76	5,645	30	2.13	6,942	40	2.28
Deposits in foreign office	666		—	.21	759	1	.24	675	1	.28

Total interest-bearing deposits	41,798		60	.57	41,453	71	.69	41,276	95	.91
Federal funds purchased and securities sold under repurchase agreements	1,822		1	.17	1,880	1	.20	1,724	1	.28
Bank notes and other short-term borrowings	390		1	1.53	468	2	1.80	598	3	1.85
Long-term debt (f), (g)	3,793		37	4.43	5,463	50	4.01	7,777	57	3.14

Total interest-bearing liabilities	47,803		99	.83	49,264	124	1.02	51,375	156	1.21

Noninterest-bearing deposits	20,878				19,610			17,624
Accrued expense and other liabilities	1,928				1,927			2,612
Discontinued liabilities — education lending business (d), (g)	5,421				5,633			6,079

Total liabilities	76,030				76,434			77,690
Equity
Key shareholders’ equity	10,222				10,100			9,831
Noncontrolling interests	24				19			17

Total equity	10,246				10,119			9,848

Total liabilities and equity	$86,276				$86,553			$87,538

Interest rate spread (TE)				2.95%			2.72%			2.72%

Net interest income (TE) and net interest margin (TE)			578	3.23%		544	3.06%		555	3.09%

TE adjustment (b)			6			6			6

Net interest income, GAAP basis			$572			$538			$549

(a)	Results are from continuing operations. Interest excludes the interest associated with the liabilities referred to in (d) below, calculated using a matched funds transfer pricing methodology.
(b)	Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory federal income tax rate of 35%.
(c)	For purposes of these computations, nonaccrual loans are included in average loan balances.
(d)	Discontinued liabilities include the liabilities of the education lending business and the dollar amount of any additional liabilities assumed necessary to support the assets associated with this business.
(e)	Yield is calculated on the basis of amortized cost.
(f)	Rate calculation excludes basis adjustments related to fair value hedges.
(g)	A portion of long-term debt and the related interest expense is allocated to discontinued liabilities as a result of applying our matched funds transfer pricing methodology to discontinued operations.
(h)	Commercial, financial and agricultural average balance includes $54 million of assets from commercial credit cards.

TE = Taxable Equivalent, GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Third Quarter 2012 Profit

October 18, 2012

Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations

(dollars in millions)

	Nine months ended September 30, 2012				Nine months ended September 30, 2011
	Average Balance		Interest (a)	Yield/Rate (a)	Average Balance	Interest (a)	Yield/Rate (a)
Assets
Loans: (b), (c)

Commercial, financial and agricultural	$20,706	(h)	$597	3.85%	$16,875	$523	4.14%
Real estate — commercial mortgage	7,689		257	4.46	8,554	288	4.51
Real estate — construction	1,205		42	4.69	1,777	57	4.28
Commercial lease financing	5,234		138	3.52	6,157	227	4.92

Total commercial loans	34,834		1,034	3.97	33,363	1,095	4.39
Real estate — residential mortgage	2,011		74	4.92	1,827	73	5.29
Home equity:
Key Community Bank	9,423		286	4.05	9,427	291	4.13
Other	494		28	7.69	613	35	7.65

Total home equity loans	9,917		314	4.23	10,040	326	4.35
Consumer other — Key Community Bank	1,246		89	9.49	1,159	83	9.62
Credit cards	145		17	15.38	—	—	—
Consumer other:
Marine	1,601		75	6.29	2,050	96	6.26
Other	106		7	8.11	147	9	7.87

Total consumer other	1,707		82	6.40	2,197	105	6.36

Total consumer loans	15,026		576	5.11	15,223	587	5.15

Total loans	49,860		1,610	4.31	48,586	1,682	4.63
Loans held for sale	566		15	3.45	369	10	3.66
Securities available for sale (b), (e)	13,906		315	3.12	19,432	456	3.18
Held-to-maturity securities (b)	3,335		50	1.98	132	3	3.37
Trading account assets	756		15	2.63	926	21	3.04
Short-term investments	2,124		4	.27	2,413	5	.24
Other investments (e)	1,160		26	3.02	1,292	33	3.18

Total earning assets	71,707		2,035	3.81	73,150	2,210	4.05
Allowance for loan and lease losses	(926)				(1,315)
Accrued income and other assets	9,967				10,534
Discontinued assets — education lending business	5,603				6,301

Total assets	$86,351				$88,670

Liabilities
NOW and money market deposit accounts	$29,207		42	.19	$26,758	56	.28
Savings deposits	2,154		1	.05	1,956	1	.06
Certificates of deposit ($100,000 or more) (f)	3,770		78	2.77	5,152	117	3.03
Other time deposits	5,611		86	2.04	7,414	129	2.33
Deposits in foreign office	731		1	.23	860	2	.32

Total interest-bearing deposits	41,473		208	.67	42,140	305	.97
Federal funds purchased and securities sold under repurchase agreements	1,851		3	.19	2,060	4	.27
Bank notes and other short-term borrowings	449		5	1.62	669	9	1.83
Long-term debt (f), (g)	5,134		138	3.95	7,385	163	3.17

Total interest-bearing liabilities	48,907		354	.98	52,254	481	1.24

Noninterest-bearing deposits	19,656				17,016
Accrued expense and other liabilities	2,060				2,751
Discontinued liabilities — education lending business (d), (g)	5,603				6,301

Total liabilities	76,226				78,322

Key shareholders’ equity	10,105				10,197
Noncontrolling interests	20				151

Total equity	10,125				10,348

Total liabilities and equity	$86,351				$88,670

Interest rate spread (TE)				2.83%			2.81%

Net interest income (TE) and net interest margin (TE)			1,681	3.15%		1,729	3.18%

TE adjustment (b)			18			19

Net interest income, GAAP basis			$1,663			$1,710

(a)	Results are from continuing operations. Interest excludes the interest associated with the liabilities referred to in (d) below, calculated using a matched funds transfer pricing methodology.
(b)	Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory federal income tax rate of 35%.
(c)	For purposes of these computations, nonaccrual loans are included in average loan balances.
(d)	Discontinued liabilities include the liabilities of the education lending business and the dollar amount of any additional liabilities assumed necessary to support the assets associated with this business.
(e)	Yield is calculated on the basis of amortized cost.
(f)	Rate calculation excludes basis adjustments related to fair value hedges.
(g)	A portion of long-term debt and the related interest expense is allocated to discontinued liabilities as a result of applying our matched funds transfer pricing methodology to discontinued operations.
(h)	Commercial, financial and agricultural average balance includes $18 million of assets from commercial credit cards.

TE = Taxable Equivalent, GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Third Quarter 2012 Profit

October 18, 2012

Noninterest Income

(in millions)

	Three months ended			Nine months ended
	9-30-12	6-30-12	9-30-11	9-30-12	9-30-11
Trust and investment services income (a)	$106	$102	$107	$317	$330
Service charges on deposit accounts	74	70	74	212	211
Operating lease income	17	20	30	59	97
Letter of credit and loan fees	52	56	55	162	157
Corporate-owned life insurance income	26	30	31	86	86
Net securities gains (losses)	—	—	—	—	1
Electronic banking fees	18	19	33	54	96
Gains on leased equipment	46	36	7	109	16
Insurance income	13	11	13	36	42
Net gains (losses) from loan sales	39	32	18	93	48
Net gains (losses) from principal investing	11	24	34	70	86
Investment banking and capital markets income (loss) (a)	38	37	25	118	110
Other income	104	48	56	185	114

Total noninterest income	$544	$485	$483	$1,501	$1,394

(a)	Additional detail provided in tables below.

Trust and Investment Services Income

(in millions)

	Three months ended			Nine months ended
	9-30-12	6-30-12	9-30-11	9-30-12	9-30-11
Brokerage commissions and fee income	$34	$32	$34	$102	$99
Personal asset management and custody fees	41	39	37	119	115
Institutional asset management and custody fees	31	31	36	96	116

Total trust and investment services income	$106	$102	$107	$317	$330

Investment Banking and Capital Markets Income (Loss)

(in millions)

	Three months ended			Nine months ended
	9-30-12	6-30-12	9-30-11	9-30-12	9-30-11
Investment banking income	$32	$25	$16	$77	$67
Income (loss) from other investments	2	4	6	11	18
Dealer trading and derivatives income (loss), proprietary (a), (b)	4	(8)	(10)	(1)	(18)
Dealer trading and derivatives income (loss), nonproprietary (b)	(9)	6	2	3	11

Total dealer trading and derivatives income (loss)	(5)	(2)	(8)	2	(7)
Foreign exchange income	9	10	11	28	32

Total investment banking and capital markets income (loss)	$38	$37	$25	$118	$110

(a)	For the quarters ended September 30, 2012, June 30, 2012, and September 30, 2011, fixed income securities trading comprised the vast majority of this amount. For the quarter ended September 30, 2012, income related to foreign exchange derivative trading and interest rate derivative trading was less than $1 million and was offset by losses from Key’s credit portfolio management activities. For the quarter ended June 30, 2012, income related to foreign exchange derivative trading, interest rate derivative trading, and Key’s credit portfolio management activities were all less than $1 million. For the quarter ended September 30, 2011, income related to foreign exchange and interest rate derivative trading was less than $2 million and was offset by losses from Key’s credit portfolio management activities.
(b)	The allocation between proprietary and nonproprietary is made based upon whether the trade is conducted for the benefit of Key or Key’s clients rather than based upon the proposed rulemakings under the Volcker Rule. The prohibitions and restrictions on proprietary trading activities contemplated by the Volcker Rule and the rules proposed thereunder are not yet final. Therefore, the ultimate impact of the rules proposed under the Volcker Rule is not yet known.

KeyCorp Reports Third Quarter 2012 Profit

October 18, 2012

Noninterest Expense

(dollars in millions)

	Three months ended			Nine months ended
	9-30-12	6-30-12	9-30-11	9-30-12	9-30-11
Personnel (a)	$411	$389	$382	$1,185	$1,133
Net occupancy	65	62	65	191	192
Operating lease expense	13	15	23	45	76
Computer processing	43	43	40	127	124
Business services and professional fees	49	51	47	138	129
FDIC assessment	7	8	7	23	45
OREO expense, net	1	7	1	14	8
Equipment	27	27	26	80	78
Marketing	18	17	16	48	36
Provision (credit) for losses on lending-related commitments	(8)	6	(1)	(2)	(17)
Intangible asset amortization on credit cards	6	—	—	6	—
Other intangible asset amortization	3	1	1	5	3
Other expense	99	88	85	291	266

Total noninterest expense	$734	$714	$692	$2,151	$2,073

Average full-time equivalent employees (b)	15,833	15,455	15,490	15,565	15,381

(a)	Additional detail provided in table below.
(b)	The number of average full-time equivalent employees has not been adjusted for discontinued operations.

Personnel Expense

(in millions)

	Three months ended			Nine months ended
	9-30-12	6-30-12	9-30-11	9-30-12	9-30-11
Salaries	$251	$245	$233	$732	$685
Incentive compensation	89	71	78	226	224
Employee benefits	55	56	54	176	174
Stock-based compensation	11	13	11	38	32
Severance	5	4	6	13	18

Total personnel expense	$411	$389	$382	$1,185	$1,133

KeyCorp Reports Third Quarter 2012 Profit

October 18, 2012

Loan Composition

(dollars in millions)

				Percent change 9-30-12 vs.
	9-30-12	6-30-12	9-30-11	6-30-12	9-30-11
Commercial, financial and agricultural (a)	$21,979	$20,916	$17,848	5.1%	23.1%
Commercial real estate:
Commercial mortgage	7,529	7,409	7,958	1.6	(5.4)
Construction	1,067	1,172	1,456	(9.0)	(26.7)

Total commercial real estate loans	8,596	8,581	9,414	.2	(8.7)
Commercial lease financing	4,960	5,106	5,957	(2.9)	(16.7)

Total commercial loans	35,535	34,603	33,219	2.7	7.0
Residential — prime loans:
Real estate — residential mortgage	2,138	2,016	1,875	6.1	14.0
Home equity:
Key Community Bank	9,768	9,601	9,347	1.7	4.5
Other	409	479	565	(14.6)	(27.6)

Total home equity loans	10,177	10,080	9,912	1.0	2.7

Total residential — prime loans	12,315	12,096	11,787	1.8	4.5
Consumer other — Key Community Bank	1,313	1,263	1,187	4.0	10.6
Credit cards	710	—	—	N/M	N/M
Consumer other:
Marine	1,448	1,542	1,871	(6.1)	(22.6)
Other	98	101	131	(3.0)	(25.2)

Total consumer — indirect loans	1,546	1,643	2,002	(5.9)	(22.8)

Total consumer loans	15,884	15,002	14,976	5.9	6.1

Total loans (b), (c)	$51,419	$49,605	$48,195	3.7%	6.7%

Loans Held for Sale Composition

(dollars in millions)

				Percent change 9-30-12 vs.
	9-30-12	6-30-12	9-30-11	6-30-12	9-30-11
Commercial, financial and agricultural	$13	$18	$29	(27.8)%	(55.2)%
Real estate — commercial mortgage	484	523	325	(7.5)	48.9
Real estate — construction	10	12	20	(16.7)	(50.0)
Commercial lease financing	4	13	26	(69.2)	(84.6)
Real estate — residential mortgage	117	90	79	30.0	48.1

Total loans held for sale	$628	$656	$479	(4.3)%	31.1%

Summary of Changes in Loans Held for Sale

(dollars in millions)

	3Q12	2Q12	1Q12	4Q11	3Q11
Balance at beginning of period	$656	$511	$728	$479	$381
New originations	1,280	1,308	935	1,235	853
Transfers from held to maturity, net	13	7	19	19	23
Loan sales	(1,311)	(1,165)	(1,168)	(932)	(759)
Loan draws (payments), net	(9)	(4)	(3)	(72)	1
Transfers to OREO / valuation adjustments	(1)	(1)	—	(1)	(20)

Balance at end of period	$628	$656	$511	$728	$479

(a)	September 30, 2012 loan balance includes $88 million of commercial credit card balances.
(b)	Excluded at September 30, 2012, June 30, 2012, and September 30, 2011, are loans in the amount of $5.3 billion, $5.5 billion, and $6.0 billion, respectively, related to the discontinued operations of the education lending business.
(c)	Includes purchased loans of $231 million of which $25 million were purchased credit impaired as of September 30, 2012.

N/M = Not Meaningful

KeyCorp Reports Third Quarter 2012 Profit

October 18, 2012

Exit Loan Portfolio From Continuing Operations

(dollars in millions)

	Balance		Change	Net Loan		Balance on
	Outstanding		9-30-12 vs.	Charge-offs		Nonperforming Status
	9-30-12	6-30-12	6-30-12	3Q12(c)	2Q12	9-30-12	6-30-12
Residential properties — homebuilder	$31	$33	$(2)	—	—	$6	$14
Marine and RV floor plan	35	39	(4)	$(1)	$2	12	15
Commercial lease financing (a)	1,035	1,237	(202)	(3)	1	8	9

Total commercial loans	1,101	1,309	(208)	(4)	3	26	38
Home equity — Other	409	479	(70)	5	7	18	17
Marine	1,448	1,542	(94)	6	7	31	19
RV and other consumer	98	101	(3)	(1)	2	2	1

Total consumer loans	1,955	2,122	(167)	10	16	51	37

Total exit loans in loan portfolio	$3,056	$3,431	$(375)	$6	$19	$77	$75

Discontinued operations — education lending business (not included in exit loans above) (b)	$5,328	$5,483	$(155)	$12	$12	$22	$18

(a)	Includes (1) the business aviation, commercial vehicle, office products, construction and industrial leases; (2) Canadian lease financing portfolios; and (3) all remaining balances related to lease in, lease out; sale in, lease out; service contract leases; and qualified technological equipment leases.
(b)	Includes loans in Key’s consolidated education loan securitization trusts.
(c)	Credit amounts indicate recoveries exceeded charge-offs.

Asset Quality Statistics From Continuing Operations

(dollars in millions)

	3Q12	2Q12	1Q12	4Q11	3Q11
Net loan charge-offs	$109	$77	$101	$105	$109
Net loan charge-offs to average loans	.86%	.63%	.82%	.86%	.90%
Allowance for loan and lease losses to annualized net loan charge-offs	204.78	286.74	232.39	241.01	261.54
Allowance for loan and lease losses	$888	$888	$944	$1,004	$1,131
Allowance for credit losses (a)	931	939	989	1,049	1,187
Allowance for loan and lease losses to period-end loans	1.73%	1.79%	1.92%	2.03%	2.35%
Allowance for credit losses to period-end loans	1.81	1.89	2.01	2.12	2.46
Allowance for loan and lease losses to nonperforming loans	135.99	135.16	141.74	138.10	143.53
Allowance for credit losses to nonperforming loans	142.57	142.92	148.50	144.29	150.63
Nonperforming loans at period end (b)	$653	$657	$666	$727	$788
Nonperforming assets at period end	718	751	767	859	914
Nonperforming loans to period-end portfolio loans	1.27%	1.32%	1.35%	1.47%	1.64%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	1.39	1.51	1.55	1.73	1.89

(a)	Includes the allowance for loan and lease losses plus the liability for credit losses on lending-related commitments.
(b)	September 30, 2012 amount excludes $25 million of purchased credit impaired loans acquired in July 2012.

KeyCorp Reports Third Quarter 2012 Profit

October 18, 2012

Summary of Loan and Lease Loss Experience From Continuing Operations

(dollars in millions)

	Three months ended			Nine months ended
	9-30-12	6-30-12	9-30-11	9-30-12	9-30-11
Average loans outstanding	$50,695	$49,446	$48,008	$49,860	$48,586

Allowance for loan and lease losses at beginning of period	$888	$944	$1,230	$1,004	$1,604
Loans charged off:
Commercial, financial and agricultural	16	23	31	65	124

Real estate — commercial mortgage	23	23	27	69	89
Real estate — construction	3	5	19	19	81

Total commercial real estate loans	26	28	46	88	170
Commercial lease financing	—	16	10	20	36

Total commercial loans	42	67	87	173	330
Real estate — residential mortgage	6	7	5	19	22
Home equity:
Key Community Bank	65	23	25	113	78
Other	6	9	9	23	35

Total home equity loans	71	32	34	136	113
Consumer other — Key Community Bank	9	10	11	29	34
Credit cards	2	—	—	2	—
Consumer other:
Marine	11	13	18	41	60
Other	—	2	2	4	7

Total consumer other	11	15	20	45	67

Total consumer loans	99	64	70	231	236

Total loans charged off	141	131	157	404	566
Recoveries:
Commercial, financial and agricultural	9	20	8	40	33

Real estate — commercial mortgage	2	14	2	18	9
Real estate — construction	1	1	11	3	19

Total commercial real estate loans	3	15	13	21	28
Commercial lease financing	8	6	8	18	19

Total commercial loans	20	41	29	79	80
Real estate — residential mortgage	—	1	1	2	3
Home equity:
Key Community Bank	3	2	7	7	9
Other	1	2	1	4	3

Total home equity loans	4	4	8	11	12
Consumer other — Key Community Bank	2	2	2	5	6
Consumer other:
Marine	5	6	7	18	26
Other	1	—	1	2	3

Total consumer other	6	6	8	20	29

Total consumer loans	12	13	19	38	50

Total recoveries	32	54	48	117	130

Net loan charge-offs	(109)	(77)	(109)	(287)	(436)
Provision (credit) for loan and lease losses	109	21	10	172	(38)
Foreign currency translation adjustment	—	—	—	(1)	1

Allowance for loan and lease losses at end of period	$888	$888	$1,131	$888	$1,131

Liability for credit losses on lending-related commitments at beginning of period	$51	$45	$57	$45	$73
Provision (credit) for losses on lending-related commitments	(8)	6	(1)	(2)	(17)

Liability for credit losses on lending-related commitments at end of period (a)	$43	$51	$56	$43	$56

Total allowance for credit losses at end of period	$931	$939	$1,187	$931	$1,187

Net loan charge-offs to average loans	.86%	.63%	.90%	.77%	1.20%
Allowance for loan and lease losses to annualized net loan charge-offs	204.78	286.74	261.54	231.63	194.02
Allowance for loan and lease losses to period-end loans	1.73	1.79	2.35	1.73	2.35
Allowance for credit losses to period-end loans	1.81	1.89	2.46	1.81	2.46
Allowance for loan and lease losses to nonperforming loans	135.99	135.16	143.53	135.99	143.53
Allowance for credit losses to nonperforming loans	142.57	142.92	150.63	142.57	150.63

Discontinued operations — education lending business:
Loans charged off	$17	$16	$34	$56	$107
Recoveries	5	4	3	13	9

Net loan charge-offs	$(12)	$(12)	$(31)	$(43)	$(98)

(a)	Included in “accrued expense and other liabilities” on the balance sheet.

KeyCorp Reports Third Quarter 2012 Profit

October 18, 2012

Summary of Nonperforming Assets and Past Due Loans From Continuing Operations

(dollars in millions)

	9-30-12	6-30-12	3-31-12	12-31-11	9-30-11
Commercial, financial and agricultural	$132	$141	$168	$188	$188

Real estate — commercial mortgage	134	172	175	218	237
Real estate — construction	53	68	66	54	93

Total commercial real estate loans	187	240	241	272	330
Commercial lease financing	18	18	22	27	31

Total commercial loans	337	399	431	487	549
Real estate — residential mortgage	83	78	82	87	88
Home equity:
Key Community Bank	171	141	109	108	102
Other	18	17	12	12	12

Total home equity loans	189	158	121	120	114
Consumer other — Key Community Bank	3	2	1	1	4
Credit cards	8	—	—	—	—
Consumer other:
Marine	31	19	30	31	32
Other	2	1	1	1	1

Total consumer other	33	20	31	32	33

Total consumer loans	316	258	235	240	239

Total nonperforming loans (a)	653	657	666	727	788
Nonperforming loans held for sale	19	38	24	46	42
OREO	29	28	61	65	63
Other nonperforming assets	17	28	16	21	21

Total nonperforming assets	$718	$751	$767	$859	$914

Accruing loans past due 90 days or more	$89	$131	$169	$164	$118
Accruing loans past due 30 through 89 days	354	362	420	441	478
Restructured loans — accruing and nonaccruing (b)	323	274	293	276	277
Restructured loans included in nonperforming loans (b)	217	163	184	191	178
Nonperforming assets from discontinued operations — education lending business	22	18	19	23	22
Nonperforming loans to period-end portfolio loans	1.27%	1.32%	1.35%	1.47%	1.64%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	1.39	1.51	1.55	1.73	1.89

(a)	September 30, 2012 amount excludes $25 million of purchased credit impaired loans acquired in July 2012.
(b)	Restructured loans (i.e., troubled debt restructurings) are those for which Key, for reasons related to a borrower’s financial difficulties, grants a concession to the borrower that it would not otherwise consider. These concessions are made to improve the collectability of the loan and generally take the form of a reduction of the interest rate, extension of the maturity date or reduction in the principal balance.

KeyCorp Reports Third Quarter 2012 Profit

October 18, 2012

Summary of Changes in Nonperforming Loans From Continuing Operations

(in millions)

	3Q12	2Q12	1Q12	4Q11	3Q11
Balance at beginning of period	$657	$666	$727	$788	$842
Loans placed on nonaccrual status	276	350	214	230	292
Charge-offs	(141)	(131)	(132)	(149)	(157)
Loans sold	(43)	(49)	(27)	(28)	(16)
Payments	(74)	(110)	(65)	(70)	(125)
Transfers to OREO	(10)	(6)	(15)	(12)	(11)
Transfers to nonperforming loans held for sale	—	(16)	—	(19)	(24)
Transfers to other nonperforming assets	—	(14)	—	(4)	(3)
Loans returned to accrual status	(12)	(33)	(36)	(9)	(10)

Balance at end of period (a)	$653	$657	$666	$727	$788

(a)	September 30, 2012 amount excludes $25 million of purchased credit impaired loans acquired in July 2012.

Summary of Changes in Nonperforming Loans Held For Sale From Continuing Operations

(in millions)

	3Q12	2Q12	1Q12	4Q11	3Q11
Balance at beginning of period	$38	$24	$46	$42	$42
Transfers in	—	16	—	19	24
Net advances / (payments)	(1)	—	(1)	(3)	(5)
Loans sold	(17)	(1)	(1)	(11)	(5)
Transfers to OREO	(1)	—	—	(1)	(19)
Valuation adjustments	—	(1)	(1)	—	(1)
Loans returned to accrual status / other	—	—	(19)	—	6

Balance at end of period	$19	$38	$24	$46	$42

Summary of Changes in Other Real Estate Owned, Net of Allowance, From Continuing Operations

(in millions)

	3Q12	2Q12	1Q12	4Q11	3Q11
Balance at beginning of period	$28	$61	$65	$63	$52
Properties acquired — nonperforming loans	11	6	15	13	30
Valuation adjustments	(2)	(7)	(7)	(4)	(3)
Properties sold	(8)	(32)	(12)	(7)	(16)

Balance at end of period	$29	$28	$61	$65	$63

KeyCorp Reports Third Quarter 2012 Profit

October 18, 2012

Line of Business Results

(dollars in millions)

						Percent change 3Q12 vs.
	3Q12	2Q12	1Q12	4Q11	3Q11	2Q12	3Q11
Key Community Bank
Summary of operations
Total revenue (TE)	$576	$537	$528	$546	$565	7.3%	1.9%
Provision (credit) for loan and lease losses	120	11	2	30	39	990.9	207.7
Noninterest expense	512	476	457	476	457	7.6	12.0
Net income (loss) attributable to Key	(23)	41	57	40	57	N/M	N/M
Average loans and leases	28,386	27,043	26,617	26,406	26,270	5.0	8.1
Average deposits	49,537	48,253	47,768	48,076	47,672	2.7	3.9
Net loan charge-offs	93	50	49	71	60	86.0	55.0
Net loan charge-offs to average loans	1.30%	.74%	.74%	1.07%	.91%	N/A	N/A
Nonperforming assets at period end	$422	$401	$402	$415	$439	5.2	(3.9)
Return on average allocated equity	(3.11)%	5.73%	7.74%	5.07%	7.19%	N/A	N/A
Average full-time equivalent employees	9,139	8,757	8,719	8,633	8,641	4.4	5.8

Key Corporate Bank
Summary of operations
Total revenue (TE)	$392	$392	$401	$412	$369	—	6.2%
Provision (credit) for loan and lease losses	(3)	4	13	(61)	(40)	N/M	N/M
Noninterest expense	209	218	230	228	216	(4.1)%	(3.2)
Net income (loss) attributable to Key	118	104	100	156	123	13.5	(4.1)
Average loans and leases	18,886	18,532	18,584	17,784	16,986	1.9	11.2
Average loans held for sale	441	514	509	356	273	(14.2)	61.5
Average deposits	12,873	12,409	11,556	11,162	10,544	3.7	22.1
Net loan charge-offs	8	9	25	12	22	(11.1)	(63.6)
Net loan charge-offs to average loans	.17%	.20%	.54%	.27%	.51%	N/A	N/A
Nonperforming assets at period end	$197	$248	$237	$294	$326	(20.6)	(39.6)
Return on average allocated equity	27.61%	23.53%	21.24%	30.03%	22.70%	N/A	N/A
Average full-time equivalent employees	2,146	2,175	2,169	2,204	2,209	(1.3)	(2.9)

Key Corporate Bank supplementary information (lines of business)
Real Estate Capital and Corporate Banking Services
Total revenue (TE)	$166	$181	$165	$184	$153	(8.3)%	8.5%
Provision (credit) for loan and lease losses	(3)	5	—	(31)	(38)	N/M	N/M
Noninterest expense	62	67	63	66	68	(7.5)	(8.8)
Net income (loss) attributable to Key	67	65	64	94	78	3.1	(14.1)
Average loans and leases	7,342	7,344	7,700	7,446	7,089	—	3.6
Average loans held for sale	359	337	291	216	173	6.5	107.5
Average deposits	9,674	9,254	8,279	7,694	7,339	4.5	31.8
Net loan charge-offs	9	7	16	10	19	28.6	(52.6)
Net loan charge-offs to average loans	.49%	.38%	.84%	.53%	1.06%	N/A	N/A
Nonperforming assets at period end	$142	$186	$173	$209	$240	(23.7)	(40.8)
Return on average allocated equity	34.44%	31.27%	27.92%	36.35%	28.01%	N/A	N/A
Average full-time equivalent employees	929	983	982	983	971	(5.5)	(4.3)

Equipment Finance
Total revenue (TE)	$57	$57	$64	$62	$68	—	(16.2)%
Provision (credit) for loan and lease losses	—	6	(2)	(15)	(8)	N/M	N/M
Noninterest expense	35	37	37	48	45	(5.4)%	(22.2)
Net income (loss) attributable to Key	14	9	18	18	19	55.6	(26.3)
Average loans and leases	5,159	4,887	4,780	4,681	4,620	5.6	11.7
Average loans held for sale	7	23	24	10	7	(69.6)	—
Average deposits	6	7	8	9	11	(14.3)	(45.5)
Net loan charge-offs	(1)	4	5	(1)	(1)	N/M	N/M
Net loan charge-offs to average loans	(.08)%	.33%	.42%	(.08)%	(.09)%	N/A	N/A
Nonperforming assets at period end	$30	$33	$28	$41	$31	(9.1)	(3.2)
Return on average allocated equity	22.73%	14.48%	26.71%	23.19%	23.05%	N/A	N/A
Average full-time equivalent employees	383	393	394	442	434	(2.5)	(11.8)

Institutional and Capital Markets
Total revenue (TE)	$169	$154	$172	$166	$148	9.7%	14.2%
Provision (credit) for loan and lease losses	—	(7)	15	(15)	6	N/M	N/M
Noninterest expense	112	114	130	114	103	(1.8)	8.7
Net income (loss) attributable to Key	37	30	18	44	26	23.3	42.3
Average loans and leases	6,385	6,301	6,104	5,657	5,277	1.3	21.0
Average loans held for sale	75	154	194	130	93	(51.3)	(19.4)
Average deposits	3,193	3,148	3,269	3,459	3,194	1.4	—
Net loan charge-offs	—	(2)	4	3	4	N/M	N/M
Net loan charge-offs to average loans	—	(.13)%	.26%	.21%	.30%	N/A	N/A
Nonperforming assets at period end	$25	$29	$36	$44	$55	(13.8)	(54.5)
Return on average allocated equity	21.61%	17.44%	10.33%	24.01%	14.37%	N/A	N/A
Average full-time equivalent employees	834	799	793	779	804	4.4	3.7

TE = Taxable Equivalent, N/A = Not Applicable, N/M = Not Meaningful